UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia	24011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 10, 2016 (the “Annual Meeting”), the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1.

Election of Directors. Two persons were nominated by the Board of Directors for election as directors of the Company, serving until the 2019 annual meeting. Each nominee was elected and the final results of the votes cast for, votes withheld and broker non-votes were as follows:

		Votes	Broker
Name of Nominee	Votes For	Withheld	Non-Votes

To serve until the 2019 Annual Meeting:
Susan K. Still	1,735,496	42,015	470,179
James M. Turner, Jr.	1,735,496	42,015	470,179

2.	To approve the following advisory (non-binding) proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules and regulations of the SEC, including the summary compensation tables and narrative discussion is hereby APPROVED.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,647,592	65,064	64,855	470,179

3.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,223,490	8,085	16,115	0

Item 8.01 Other Events

On May 10, 2016, HomeTown Bankshares Corporation declared a 4% stock dividend on its Common Stock, payable July 11, 2016 to shareholders of record on June 9, 2016.

HomeTown Bank director David D. Willis, a founding director of the Bank, resigned from the Bank’s Board of Directors for health reasons, effective May 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION

Date: May 10, 2016	By:	/s/ Charles W. Maness, Jr.
Charles W. Maness, Jr.,
Executive Vice President and Chief Financial Officer